Exhibit 99.1

Six Flags’ Adjusted EBITDA Rises $11 Million or 18 Percent on

Seven Percent Revenue Growth

Company Repurchases $20 Million of its Stock in First Quarter 2011

Grand Prairie, TX — May 3, 2011 — Six Flags Entertainment Corporation (NYSE: SIX) today announced first quarter 2011 revenue of $61 million, an increase of $4 million or 7 percent over the same quarter in 2010. Adjusted EBITDA(1) was a loss of $49 million in the first quarter, an improvement of $11 million over the first quarter 2010. The improvement in Adjusted EBITDA resulted from strong revenue growth and a $6 million reduction in cash operating costs. 1.3 million guests visited Six Flags’ parks during the quarter.

“The first quarter was a great start to our 2011 season,” said Jim Reid-Anderson, Chairman, President and CEO. “Our employees continue to effectively execute our business strategy, and we are in the midst of unveiling one of the most exciting line-ups of innovation in rides, attractions and shows in a decade.”

Revenue growth was driven by a 1 percent increase in attendance, an 11 percent increase in ticket revenue and a 10 percent increase in in-park sales, offset by a 4 percent decline in revenue related to sponsorships, international licensing, management fees and hotel accommodations, collectively. Revenue Per Capita for the first quarter 2011 was $48.02 compared to $45.43 for the first quarter 2010, which represents an increase of $2.59 or 6 percent. The $6 million reduction in cash operating costs primarily related to lower compensation and marketing costs.

The company has reached a settlement with its former Chief Financial Officer in its pending arbitration. The terms of the settlement are confidential and the company incurred a $27 million restructuring charge in the quarter to reflect the full settlement and related costs.

-more-

Due to the seasonality of the business, cash earnings per share(2) for the first quarter 2011 was a negative $2.94. Since the company emerged from Chapter 11 on April 30, 2010 with a new capital structure, the prior year cash earnings per share figure is not meaningful. Free Cash Flow(3) was a negative $82 million in the first quarter, which included $23 million of capital spending, net of insurance proceeds. Net Debt(4) as of March 31, 2011 was $896 million compared to $784 million at December 31, 2010.

During the first quarter the company repurchased $20 million of its stock at an average purchase price of $66.03 under a three-year, $60 million plan approved by the board of directors in February 2011.

Conference Call

The company will host a conference call today at 8:00 a.m. Central Daylight Time (CDT) to discuss its first quarter financial results. The call is available via webcast on the investor relations page of the company’s website at www.sixflags.com/investors. The teleconference can also be accessed live by dialing 1-866-516-4937 in the United States or +1-763-416-8838 from outside the United States and requesting conference ID # 58151789 or the Six Flags Earnings Call.

To hear a replay of the call, dial 1-800-642-1687 or +1-706-645-9291 through May 24, 2011.

About Six Flags Entertainment Corporation
Six Flags Entertainment Corporation is the world’s largest regional theme park company with 19 parks across the United States, Mexico and Canada. Six Flags Over Texas, the company’s flagship location, is celebrating its 50th anniversary season in 2011.

Fresh Start Reporting

In connection with the company’s emergence from Chapter 11 on April 30, 2010 and the application of fresh start reporting upon emergence in accordance with FASB ASC Topic 852, “Reorganizations”, the results for the three-month period ended March 31, 2011 (the company is referred to during such period as the “Successor”) and the results for the three-month period ended March 31, 2010 (the company is referred to during such period as the “Predecessor”) are presented separately. This presentation is required by United States generally accepted accounting principles (“GAAP”), as the Successor is considered to be a new entity for financial reporting purposes, and the results of the Successor reflect the application of

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fresh start reporting. Accordingly, the company’s financial statements after April 30, 2010, are not comparable to its financial statements for any period prior to its emergence from Chapter 11. The financial information accompanying this earnings release provides the Successor and the Predecessor GAAP results for the applicable periods.

Forward Looking Statements

The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the potential adverse impact of the Chapter 11 filing on the company’s operations, management and employees; customer response to the Chapter 11 filing; and the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission (“SEC”). In addition, important factors, including factors impacting attendance, local conditions, events, disturbances and terrorist activities, risk of accidents occurring at the company’s parks, adverse weather conditions, general financial and credit market conditions, economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations Web site at www.sixflags.com/investors and on the SEC’s Web site at www.sec.gov.

(1)  See the following financial statements and Note 3 to those financial statements for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).

(2)  “Cash earnings per share”, which is defined as Free Cash Flow divided by the weighted average shares outstanding, is not a U.S. GAAP defined measure. The company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciations/amortization impacts relating to the revaluation of assets in connection with the company’s emergence from Chapter 11.

(3)  See Note 5 to the following financial statements for a discussion and definition of Free Cash Flow.

(4)  Net Debt represents total long-term debt, including current portion, less cash and cash equivalents.

Contact:

Nancy Krejsa

Senior Vice President

Investor Relations and Corporate Communications

+1-972-595-5083

nkrejsa@sftp.com

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Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2011	2010
Statements of Operations Data (1)	Successor	Predecessor

Theme park admissions	$26,336	$23,831
Theme park food, merchandise and other	22,933	20,843
Sponsorship, licensing and other fees	7,912	8,293
Accommodations revenue	4,154	4,296
Total revenue	61,335	57,263

Operating expenses (excluding depreciation and amortization shown separately below)	77,255	79,745
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	29,389	33,472
Costs of products sold	5,570	5,496
Depreciation	39,522	36,521
Amortization	4,513	227
Stock-based compensation	14,303	598
Loss on disposal of assets	1,977	570
Interest expense (net)	16,520	60,435
Equity in loss from operations of partnerships	1,156	183
Other income, net	(356)	(639)
Restructure costs	26,602	—

Loss from continuing operations before reorganization items, income taxes and discontinued operations	(155,116)	(159,345)

Reorganization items, net	500	20,461

Loss from continuing operations before income taxes and discontinued operations	(155,616)	(179,806)
Income tax (benefit) expense	(7,085)	913

Loss from continuing operations before discontinued operations	(148,531)	(180,719)

Loss from discontinued operations	(36)	(2,773)

Net Loss	$(148,567)	$(183,492)

Less: Net loss (income) attributable to noncontrolling interests	82	(84)

Net loss attributable to Six Flags Entertainment Corporation	$(148,485)	$(183,576)

Net loss applicable to Six Flags Entertainment Corporation common stockholders	$(148,485)	$(183,576)

Per share - basic and diluted:
Loss from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$(5.34)	$(1.84)
Loss from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$(0.00)	$(0.03)

Net loss applicable to Six Flags Entertainment Corporation common stockholders	$(5.34)	$(1.87)

Weighted average shares outstanding - basic and diluted	27,812	98,054

The following table sets forth a reconciliation of net loss to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Three Months Ended
	March 31,
	2011	2010
	Successor	Predecessor

Net loss	$(148,567)	$(183,492)
Loss from discontinued operations	36	2,773
Income tax (benefit) expense	(7,085)	913
Restructure costs	26,602	—
Reorganization items, net	500	20,461
Other income, net	(356)	(639)
Equity in loss from operations of partnerships	1,156	183
Interest expense (net)	16,520	60,435
Loss on disposal of assets	1,977	570
Amortization	4,513	227
Depreciation	39,522	36,521
Stock-based compensation	14,303	598
Impact of Fresh Start valuation adjustments (2)	374	—

Modified EBITDA (3)	(50,505)	(61,450)
Third party interest in EBITDA of certain operations (4)	1,420	1,494

Adjusted EBITDA (3)	$(49,085)	$(59,956)
Cash paid for interest (net)	(7,014)	(7,033)
Capital expenditures (net of property insurance recoveries)	(22,842)	(24,928)
Cash taxes	(2,962)	(3,030)

Free Cash Flow (5)	$(81,903)	$(94,947)

	(In Thousands)
Balance Sheet Data	March 31, 2011	December 31, 2010

Cash and cash equivalents (excluding restricted cash)	$78,738	$187,061
Total assets	2,630,148	2,733,253

Current portion of long-term debt	36,223	32,959
Long-term debt (excluding current portion)	938,653	938,195

Redeemable noncontrolling interests	441,655	441,655

Total stockholders’ equity	710,178	868,163

Shares outstanding	27,575	27,864

(1) Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.

(2) Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start reporting not been applied.  Balance consists primarily of discounted insurance reserves that will be accreted through the statement of operations each quarter through 2018.

(3) “Adjusted EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: (i) excluding the cumulative effect of changes in accounting principles, fresh start accounting valuation adjustments, discontinued operations, income tax expense or benefit, reorganization items, restructure costs, other income or expense, gain or loss on early extinguishment of debt, equity in operations of partnerships, interest expense (net), amortization, depreciation, stock-based compensation, gain or loss on disposal of assets, interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned by the Company (consisting of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Great Escape Lodge & Indoor Waterpark (the “Lodge”), and (ii) plus the Company’s share of the Adjusted EBITDA of dick clark productions, inc.  The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that Adjusted EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company’s performance. The Company uses Adjusted EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  In addition, Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit facilities, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation.  Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

“Modified EBITDA”, a non-GAAP measure,  is defined as Adjusted EBITDA plus the interests of third parties in the Adjusted EBITDA of the properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, the Lodge plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc.). The Company believes that Modified EBITDA is useful in the same manner as Adjusted EBITDA, with the distinction of representing a measure that can be more readily compared to other companies that do not have interests of third parties in any of their properties or equity investments. Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(4) Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc., which are less than wholly owned.

(5) Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries (which includes $8.0 million of proceeds, in the third quarter, related to the final settlement of an insurance claim for Six Flags New Orleans), and (iii) cash taxes. The Company has excluded from the definition of Free Cash Flow the $70.3 million in post-petition interest paid to the holders of the Six Flags Operations notes that were extinguished in April 2010, the deferred financing costs related to the Company’s new debt of $41.8 million incurred in the second quarter of 2010, and the deferred financing costs related to the Company’s debt refinancing of $11.8 million incurred in the fourth quarter of 2010, due to the unusual nature of these items. The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure.  The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.